Exhibit 99.1

    News Release

Investor Contact

Ken Diptee

Executive Director, Investor Relations

Dine Brands Global, Inc.

818-637-3632

Media Contact

Susan Nelson

Vice President, Global Communications

and Public Affairs

Dine Brands Global, Inc.

818-637-4726

Dine Brands Global, Inc. Reports Solid Fourth Quarter and Full-Year 2019 Results

Fourth Quarter Earnings Per Diluted Share (GAAP) Increased 8.2%

Fourth Quarter Adjusted Earnings Per Diluted Share (Non-GAAP) Increased 4.7%

Full-Year Earnings Per Diluted Share (GAAP) Increased 33.9%

Full-Year Adjusted Earnings Per Diluted Share (Non-GAAP) Increased 29.4%

GLENDALE, Calif., February 24, 2020 – Dine Brands Global, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill + Bar® and IHOP® restaurants, today announced financial results for the fourth quarter and fiscal 2019.

“This past year for Dine Brands was defined by several significant achievements. Notably, we successfully completed a $1.3 billion refinancing of our existing debt through a securitization. We delivered a significant increase in net income of 30%, which resulted in strong growth in adjusted EBITDA of 19% for the year. Our franchised business model continued to generate robust adjusted free cash flow, enabling us to both return capital to shareholders and invest in technology. We also drove significant growth in our off-premise business at both Applebee’s and IHOP and launched domestic development initiatives at IHOP to expand our footprint in high-demand locations,” said Steve Joyce, Chief Executive Officer of Dine Brands Global, Inc.

Mr. Joyce added, “We’ve built a solid foundation for sustainable growth. While we are pleased with our success, we will not be complacent. Looking ahead, we will leverage our accomplishments and focus on guest-centric decisions and opportunities that will deliver long-term profitability. We’re excited about our future and confident in our ability to build momentum.”

Financial Summary

($ in 000’s, except per share amounts)	Fourth Quarter			Fiscal Year
	2019	2018	% Change	2019	2018	% Change
Total revenues, excluding advertising revenues	$156,378	$139,461	12.1%	$627,163	$512,637	22.3%
Total revenues, excluding Company restaurant sales	$196,331	$207,114	-5.2%	$778,964	$773,847	0.7%
Diluted net income available to common stockholders per share	$1.59	$1.47	8.2%	$5.85	$4.37	33.9%
Diluted net income available to common stockholders per share, as adjusted(1)	$1.78	$1.70	4.7%	$6.95	$5.37	29.4%
Net income	$27,396	$26,981	1.5%	$104,346	$80,354	29.9%
Consolidated adjusted EBITDA(1)(2)	$67,481	$65,027	3.8%	$273,546	$230,590	18.6%

(1)	See “Non-GAAP Financial Measures” and reconciliation of the Non-GAAP financial measure to the respective GAAP financial measure.
(2)	Does not conform to the definition of Covenant Adjusted EBITDA as found in the Base Indenture.

Fourth Quarter and Fiscal 2019 Key Highlights

●	GAAP earnings per diluted share for the fourth quarter of 2019 increased 8.2% year-over-year to $1.59.

●

Adjusted earnings per diluted share for the fourth quarter of 2019 increased 4.7% year-over-year to $1.78. (See “Non-GAAP Financial Measures” and reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share.)

●	GAAP earnings per diluted share for fiscal 2019 increased 33.9% year-over-year to $5.85.

●

Adjusted earnings per diluted share for fiscal 2019 increased 29.4% year-over-year to $6.95. (See “Non-GAAP Financial Measures” and reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share.)

●	IHOP’s comparable same-restaurant sales increased 1.1% for the fourth quarter of 2019, achieving the eighth consecutive quarter of sales growth.

●	Applebee’s franchisees completed three transactions in 2019, bringing new and deeply experienced operators into the domestic system.

●	IHOP’s franchisees completed over 200 remodels in 2019, bringing the total number of domestic restaurants remodeled to approximately 1,100 since the inception of the current program.

●	IHOP’s reported system-wide sales for the fourth quarter of 2019 increased 2.1% year-over-year to $882.2 million.

●	General and administrative expenses for the fourth quarter of 2019 declined 7.8% year-over-year to $41.7 million.

●	Net income for fiscal 2019 increased 29.9% year-over-year to $104.3 million.

●

Consolidated adjusted EBITDA for fiscal 2019 increased 18.6% to $273.5 million compared to $230.6 million for fiscal 2018. (See “Non-GAAP Financial Measures” and reconciliation of GAAP net income to consolidated adjusted EBITDA.)

●	Cash flows from operating activities for fiscal 2019 increased 10.6% to $155.2 million compared to $140.3 million for fiscal 2018.

●

Adjusted free cash flow for fiscal 2019 increased 5.6% to $148.8 million compared to $140.9 million for fiscal 2018. (See “Non-GAAP Financial Measures” and reconciliation of the Company’s cash provided by operating activities to adjusted free cash flow.)

●	For 2019, the Company repurchased over 1.3 million shares of its common stock for a total cost of $111.7 million and paid quarterly cash dividends totaling $46.9 million.

Domestic System-Wide Comparable Same-Restaurant Sales Performance

Fourth Quarter of 2019

●	IHOP’s comparable same-restaurant sales increased 1.1% for the fourth quarter of 2019.

●	Applebee’s comparable same-restaurant sales decreased 2.5% for the fourth quarter of 2019.

Fiscal 2019

●	IHOP’s comparable same-restaurant sales increased 1.1% for 2019.

●	Applebee’s comparable same-restaurant sales decreased 0.7% for 2019.

Fourth Quarter of 2019 Financial Highlights

●

GAAP net income available to common stockholders was $26.5 million, or earnings per diluted share of $1.59, for the fourth quarter of 2019. This compares to net income available to common stockholders of $26.1 million, or earnings per diluted share of $1.47, for the fourth quarter of 2018. The increase in net income was primarily due to lower general and administrative expenses. These items were partially offset by a decline in gross profit.

●

Adjusted net income available to common stockholders was $29.7 million, or adjusted earnings per diluted share of $1.78, for the fourth quarter of 2019. This compares to adjusted net income available to common stockholders of $30.3 million, or adjusted earnings per diluted share of $1.70, for the fourth quarter of 2018. The decrease in adjusted net income was primarily due to lower gross profit and a slightly higher income tax rate. These items were partially offset by a decline in general and administrative expenses. The increase in adjusted earnings per diluted share was due to lower general and administrative expenses and fewer weighted average diluted shares outstanding. (See “Non-GAAP Financial Measures” below.)

●

General and administrative expenses were $41.7 million for the fourth quarter of 2019 compared to $45.3 million for the fourth quarter of 2018. The improvement was mainly due to lower compensation expenses and a decline in professional services costs.

Fiscal 2019 Financial Highlights

●

GAAP net income available to common stockholders was $100.8 million, or earnings per diluted share of $5.85, for 2019. This compares to net income available to common stockholders of $77.6 million, or earnings per diluted share of $4.37, for 2018. The increase in net income was primarily due to higher gross profit as the result of $30 million in franchisor contributions to the Applebee’s national advertising fund made in 2018 that did not recur in 2019. This was partially offset by approximately $8.3 million in debt extinguishment costs related to the refinancing of our long-term debt, which was completed on June 5, 2019.

●

Adjusted net income available to common stockholders was $119.7 million, or adjusted earnings per diluted share of $6.95, for 2019. This compares to adjusted net income available to common stockholders of $95.5 million, or adjusted earnings per diluted share of $5.37 for fiscal 2018. The increase in adjusted net income was primarily due to higher gross profit as the result of $30.0 million in franchisor contributions to the Applebee’s national advertising fund made in 2018 that did not recur in 2019. (See “Non-GAAP Financial Measures” below.)

●

General and administrative expenses were approximately $162.8 million for 2019 compared to $166.7 million for 2018. The improvement was mainly due to lower compensation expenses and a decline in professional services costs.

GAAP Effective Tax Rate

Our effective tax rates for the fourth quarter and fiscal 2019 were 25.0% and 24.6%, respectively.

Financial Performance Guidance for 2020

The following financial performance guidance for fiscal 2020 is based on management’s expectations as of February 24, 2020. The projections are as of this date, and the Company assumes no obligation to update or supplement these estimates.

●	Applebee’s domestic system-wide comparable same-restaurant sales performance is expected to range between 0% and positive 2.0%.

●	IHOP’s domestic system-wide comparable same-restaurant sales performance is expected to range between 0% and positive 2.0%.

●	Domestic development activity by Applebee’s franchisees is expected to result in net closures between 0 and 10 restaurants.

●	Domestic development activity by IHOP franchisees and area licensees are expected to result in net new openings between 40 and 50 restaurants.

●	Total segment profit, excluding the company restaurants segment, is expected to be between approximately $385 million and $395 million.

●

General and administrative expenses are expected to range between approximately $170 million and $175 million, including non-cash stock-based compensation expense and depreciation totaling approximately $45 million. This projection includes approximately $5 million of general and administrative expenses related to the company restaurants segment.

●	GAAP net income is expected to range between approximately $105 million and approximately $115 million.

●

Consolidated adjusted EBITDA is expected to range between approximately $275 million and approximately $285 million. This projection includes company restaurants segment EBITDA, which is expected to be between approximately $9 million and approximately $11 million. (See “Non-GAAP Financial Measures” and reconciliation of GAAP net income to consolidated adjusted EBITDA.)

●	Capital expenditures are expected to be approximately $17 million, inclusive of approximately $4 million related to the company restaurants segment.

●	GAAP earnings per diluted share is expected to range from $6.40 to $6.60.

●

Adjusted earnings per diluted share is expected to range from $7.08 to $7.28. (See “Non-GAAP Financial Measures” and reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share.)

2020 Diluted Net Income Available to Common Stockholders Per Share(1), As Adjusted Reconciliation Guidance Table

Net income available to common stockholders per diluted share	$6.40 – $6.60
Closure and impairment charges	0.08
Amortization of intangible assets	0.48
Non-cash interest expense	0.12

Diluted net income available to common stockholders per share, as adjusted	$7.08 – $7.28

(1) The after-tax adjustments to net income available to common stockholders per diluted share are midpoint estimates.

2020 Net Income to Consolidated Adjusted EBITDA Reconciliation Guidance Table(1)

($ in millions)

Net income	$105 – $115
Interest charges on finance leases	8
All other interest charges	65
Income tax provision	39
Depreciation and amortization	43
Non-cash stock-based compensation	13
Impairment and closure charges	2

Consolidated adjusted EBITDA (Non-GAAP)	$275 – $285

(1) The adjustments to net income are midpoint estimates.

Fourth Quarter and Fiscal 2019 Conference Call Details

Dine Brands will host a conference call to discuss its results on February 24, 2020 at 9:00 a.m. Pacific Time/12:00 p.m. Eastern Time. To participate on the call, please dial (888) 771-4371 and reference passcode 49342172. International callers, please dial (847) 585-4405 and reference passcode 49342172.

A live webcast of the call will be available on www.dinebrands.com and may be accessed by visiting Events and Presentations under the site’s Investors section. Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast. A telephonic replay of the call may be accessed from 11:30 a.m. Pacific Time on February 24, 2020 through 8:59 p.m. Pacific Time on March 2, 2020 by dialing (888) 843-7419 and referencing passcode 49342172#. International callers, please dial (630) 652-3042 and reference passcode 49342172#. An online archive of the webcast will also be available on Events and Presentations under the Investors section of the Company’s website.

About Dine Brands Global, Inc.

Based in Glendale, California, Dine Brands Global, Inc. (NYSE: DIN), through its subsidiaries, franchises restaurants under both the Applebee’s Neighborhood Grill + Bar and IHOP brands. With over 3,600 restaurants combined in 17 countries and approximately 370 franchisees, Dine Brands is one of the largest full-service restaurant companies in the world. For more information on Dine Brands, visit the Company’s website located at www.dinebrands.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “goal” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: general economic conditions; our level of indebtedness; compliance with the terms of our securitized debt; our ability to refinance our current indebtedness or obtain additional financing; our dependence on information technology; potential cyber incidents; the implementation of restaurant development plans; our dependence on our franchisees; the concentration of our Applebee’s franchised restaurants in a limited number of franchisees; the financial health of our franchisees; our franchisees’ and other licensees’ compliance with our quality standards and trademark usage; general risks associated with the restaurant industry; potential harm to our brands’ reputation; possible future impairment charges; the effects of tax reform; trading volatility and fluctuations in the price of our stock; our ability to achieve the financial guidance we provide to investors; successful implementation of our business strategy; the availability of suitable locations for new restaurants; shortages or interruptions in the supply or delivery of products from third parties or availability of utilities; the management and forecasting of appropriate inventory levels; development and implementation of innovative marketing and use of social media; changing health or dietary preference of consumers; risks associated with doing business in international markets; the results of litigation and other legal proceedings; third-party claims with respect to intellectual property assets; our ability to attract and retain management and other key employees; compliance with federal, state and local governmental regulations; risks associated with our self-insurance; natural disasters or other serious incidents; our success with development initiatives outside of our core business; the adequacy of our internal controls over financial reporting and future changes in accounting standards; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.

Non-GAAP Financial Measures

This press release includes references to the Company’s non-GAAP financial measure “adjusted net income available to common stockholders”, “adjusted earnings per diluted share (Adjusted EPS)”, “Adjusted EBITDA” and “Adjusted free cash flow.” Adjusted EPS is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations. This is presented on an aggregate basis and a per share (diluted) basis. Adjusted EBITDA is computed for a given period by deducting from net income or loss for such period the effect of any closure and impairment charges, any interest charges, any income tax provision or benefit, any non-cash stock-based compensation, any depreciation and amortization, any gain or loss related to the disposition of assets and other items deemed not reflective of current operations. “Adjusted free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less capital expenditures. Management may use certain of these non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Management uses adjusted free cash flow in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes. Additionally, adjusted EPS is one of the metrics used in determining payouts under the Company’s annual cash incentive plan. Management believes that these non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Company’s performance compared to prior periods and the marketplace. Adjusted EPS and adjusted free cash flow are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Dine Brands Global, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

	(Unaudited)
Revenues:

Franchise revenues:

Royalties, franchise fees and other	$92,259	$99,865	$368,171	$375,640

Advertising revenue	71,133	74,737	283,015	268,294

Total franchise revenues	163,392	174,602	651,186	643,934

Company restaurant sales	31,180	7,084	131,214	7,084

Rental revenues	31,107	30,642	120,666	121,934

Financing revenues	1,832	1,870	7,112	7,979

Total revenues	227,511	214,198	910,178	780,931

Cost of revenues:

Franchise expenses:

Advertising expenses	69,899	76,033	281,781	269,590

Other franchise expenses	9,068	11,429	30,973	61,029

Total franchise expenses	78,967	87,462	312,754	330,619

Company restaurant expenses	30,141	5,872	123,272	5,872

Rental expenses:

Interest expense from finance leases	1,277	1,579	5,602	6,894

Other rental expenses	21,316	20,766	85,157	83,862

Total rental expenses	22,593	22,345	90,759	90,756

Financing expenses	142	148	579	597

Total cost of revenues	131,843	115,827	527,364	427,844

Gross profit	95,668	98,371	382,814	353,087

General and administrative expenses	41,710	45,260	162,815	166,683

Interest expense, net	15,160	15,576	60,393	61,686

Amortization of intangible assets	2,928	2,592	11,702	10,105

Closure and impairment charges	847	1,988	1,487	2,107

Loss on extinguishment of debt	—	—	8,276	—

Debt refinancing costs	—	(9)	—	2,523

(Gain) loss on disposition of assets	(1,519)	910	(332)	(625)

Income before income tax provision	36,542	32,054	138,473	110,608

Income tax provision	(9,146)	(5,073)	(34,127)	(30,254)

Net income	$27,396	$26,981	$104,346	$80,354

Net income available to common stockholders:

Net income	$27,396	$26,981	$104,346	$80,354

Less: Net income allocated to unvested participating restricted stock	(908)	(917)	(3,532)	(2,711)

Net income available to common stockholders	$26,488	$26,064	$100,814	$77,643

Net income available to common stockholders per share:

Basic	$1.61	$1.49	$5.95	$4.43

Diluted	$1.59	$1.47	$5.85	$4.37

Weighted average shares outstanding:

Basic	16,449	17,446	16,934	17,533

Diluted	16,698	17,785	17,245	17,789

Dividends declared per common share	$0.69	$0.63	$2.76	$2.52

Dividends paid per common share	$0.69	$0.63	$2.70	$2.86

Dine Brands Global, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts

	December 31, 2019	December 31, 2018
Assets

Current assets:

Cash and cash equivalents	$116,043	$137,164

Receivables, net	136,869	137,504

Restricted cash	40,732	48,515

Prepaid gift card costs	36,077	38,195

Prepaid income taxes	13,290	17,402

Other current assets	3,906	3,410

Total current assets	346,917	382,190

Other intangible assets, net	575,103	585,889

Operating lease right-of-use asset	366,931	—

Goodwill	343,862	345,314

Property and equipment, net	216,420	240,264

Long-term receivables, net	85,999	103,102

Deferred rent receivable	70,308	77,069

Non-current restricted cash	15,700	14,700

Other non-current assets, net	28,271	26,152

Total assets	$2,049,511	$1,774,680

Liabilities and Stockholders’ Deficit

Current liabilities:

Current maturities of long-term debt	$—	$25,000

Accounts payable	40,925	43,468

Gift card liability	159,019	160,438

Current maturities of operating lease obligations	72,815	—

Current maturities of finance lease and financing obligations	13,669	14,031

Accrued employee compensation and benefits	23,904	27,479

Dividends payable	11,702	11,389

Deferred franchise revenue, short-term	10,086	10,138

Other accrued expenses	25,792	24,243

Total current liabilities	357,912	316,186

Long-term debt, less current maturities	1,288,248	1,274,087

Operating lease obligations, less current maturities	359,025	—

Finance lease obligations, less current maturities	77,393	87,762

Financing obligations, less current maturities	37,682	38,482

Deferred income taxes, net	98,499	105,816

Deferred franchise revenue, long-term	56,944	64,557

Other non-current liabilities	15,582	90,063

Total liabilities	2,291,285	1,976,953

Commitments and contingencies

Stockholders’ deficit:

Preferred stock, $1 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—

Common stock, $0.01 par value; shares: 40,000,000 authorized; December 31, 2019 - 24,925,447 issued, 16,521,921 outstanding; December 31, 2018 - 24,984,898 issued, 17,644,267 outstanding	249	250

Additional paid-in-capital	246,192	237,726

Retained earnings	61,653	10,414

Accumulated other comprehensive loss	(58)	(60)

Treasury stock, at cost; shares: December 31, 2019 - 8,403,526; December 31, 2018 - 7,340,631	(549,810)	(450,603)

Total stockholders’ deficit	(241,774)	(202,273)

Total liabilities and stockholders’ deficit	$2,049,511	$1,774,680

Dine Brands Global, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Twelve Months Ended
	December 31,
	2019	2018
Cash flows from operating activities:

Net income	$104,346	$80,354

Adjustments to reconcile net income to cash flows provided by operating activities:

Depreciation and amortization	42,493	32,175

Non-cash stock-based compensation expense	10,808	10,546

Non-cash interest expense	3,369	3,792

Loss on extinguishment of debt	8,276	—

Closure and impairment charges	1,485	2,038

Deferred income taxes	(5,494)	(11,847)

Deferred revenue	(7,695)	(5,577)

Gain on disposition of assets	(332)	(623)

Other	(5,374)	(949)

Changes in operating assets and liabilities:

Accounts receivable, net	(396)	3,149

Current income tax receivables and payables	8,677	8,119

Gift card receivables and payables	(1,037)	(1,488)

Other current assets	(498)	10,425

Accounts payable	583	(9,940)

Accrued employee compensation and benefits	(3,575)	13,183

Other current liabilities	(456)	6,989

Cash flows provided by operating activities	155,180	140,346

Cash flows from investing activities:

Principal receipts from notes, equipment contracts and other long-term receivables	24,075	25,771

Proceeds from sale of property and equipment	2,540	655

Acquisition of business	—	(20,155)

Additions to property and equipment	(19,424)	(14,279)

Additions to long-term receivables	(6,955)	(6,500)

Other	(389)	(293)

Cash flows used in investing activities	(153)	(14,801)

Cash flows from financing activities:

Proceeds from issuance of long-term debt	1,300,000	—

Repayment of long-term debt	(1,283,750)	(13,000)

Borrowing from revolving credit facilities	—	75,000

Repayment of revolving credit facilities	(25,000)	(50,000)

Dividends paid on common stock	(46,859)	(51,125)

Repurchase of common stock	(109,698)	(33,603)

Principal payments on finance lease obligations	(13,639)	(13,907)

Payment of debt issuance costs	(13,150)	(3,633)

Proceeds from stock options exercised	11,969	3,928

Tax payments for restricted stock upon vesting	(2,728)	(1,972)

Other	(76)	—

Cash flows used in financing activities	(182,931)	(88,312)

Net change in cash, cash equivalents and restricted cash	(27,904)	37,233

Cash, cash equivalents and restricted cash at beginning of period	200,379	163,146

Cash, cash equivalents and restricted cash at end of period	$172,475	$200,379

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: Amortization of intangible assets; loss on extinguishment of debt; non-cash interest expense; administrative reorganization costs; closure and impairment charges; debt refinancing costs; business acquisition costs; nonrecurring restaurant costs; gain or loss on disposition of assets; the combined tax effect of the preceding adjustments, and income tax adjustments considered unrelated to the respective current period operations, as well as related per share data:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Net income available to common stockholders, as reported	$26,488	$26,064	$100,814	$77,643

Amortization of intangible assets	2,928	2,592	11,702	10,105

Loss on extinguishment of debt	—	—	8,276	—

Non-cash interest expense	647	1,103	3,369	3,792

Administrative reorganization costs	1,606	—	1,606	—

Closure and impairment charges	847	1,988	1,487	2,107

Debt refinancing costs	—	(9)	—	2,523

Business acquisition costs	—	1,114	—	1,114

Nonrecurring restaurant costs	2	—	385	—

(Gain) loss on disposition of assets	(1,519)	910	(332)	(625)

Net income tax provision for above adjustments	(1,173)	(2,001)	(6,888)	(4,944)

Income tax adjustments(1)	—	(1,310)	—	4,434

Net income allocated to unvested participating restricted stock	(108)	(154)	(673)	(631)

Net income available to common stockholders, as adjusted	$29,718	$30,297	$119,746	$95,518

Diluted net income available to common stockholders per share:

Net income available to common stockholders, as reported	$1.59	$1.47	$5.85	$4.37

Amortization of intangible assets	0.13	0.11	0.50	0.42

Loss on extinguishment of debt	—	—	0.36	—

Non-cash interest expense	0.03	0.05	0.14	0.16

Administrative reorganization costs	0.07	—	0.07	—

Closure and impairment charges	0.04	0.08	0.06	0.09

Debt refinancing costs	0.00	(0.00)	—	0.10

Business acquisition costs	—	0.05	—	0.05

Nonrecurring restaurant costs	0.00	—	0.02	—

(Gain) loss on disposition of assets	(0.07)	0.04	(0.01)	(0.03)

Income tax adjustments(1)	—	(0.07)	—	0.25

Net income allocated to unvested participating restricted stock	(0.01)	(0.01)	(0.04)	(0.04)

Rounding	—	(0.02)	—	—

Diluted net income available to common stockholders per share, as adjusted	$1.78	$1.70	$6.95	$5.37

Numerator for basic EPS-income available to common stockholders, as adjusted	$29,718	$30,297	$119,746	$95,518

Effect of unvested participating restricted stock using the two-class method	8	12	44	25

Numerator for diluted EPS-income available to common stockholders, as adjusted	$29,726	$30,309	$119,790	$95,543

Denominator for basic EPS-weighted-average shares	16,449	17,446	16,934	17,533

Dilutive effect of stock options	249	339	311	256

Denominator for diluted EPS-weighted-average shares	16,698	17,785	17,245	17,789

(1)	Charges related to adjustments resulting from IRS audits for tax years 2011 through 2013

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(Unaudited)

Reconciliation of the Company’s cash provided by operating activities to “adjusted free cash flow” (cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less additions to property and equipment). Management uses this liquidity measure in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock. We believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes.

	Twelve Months Ended
	December 31,
	2019	2018

	(In millions)

Cash flows provided by operating activities	$155.2	$140.3

Receipts from notes and equipment contracts receivable	13.0	14.9

Additions to property and equipment	(19.4)	(14.3)

Adjusted free cash flow	148.8	140.9

Dividends paid on common stock	(46.9)	(51.1)

Repurchase of Dine Brands Global common stock	(109.7)	(33.6)

	$(7.8)	$56.2

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(in thousands)

(Unaudited)

Reconciliation of the Company’s net income to “adjusted EBITDA.” The Company defines adjusted EBITDA as net income, adjusted for the effect of interest charges, income tax provision or benefit, depreciation and amortization, non-cash stock-based compensation, closure and impairment charges, debt refinancing costs, gain or loss related to the extinguishment of debt and disposition of assets, other non-income based taxes and other items deemed not reflective of current operations. Management may use certain non-GAAP measures along with the corresponding U. S. GAAP measures to evaluate the performance of the company and to make certain business decisions.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Net income, as reported	$27,396	$26,981	$104,346	$80,354

Interest charges on finance leases	1,788	1,724	7,707	7,040

All other interest charges	16,192	16,205	64,072	64,497

Income tax provision	9,146	5,073	34,127	30,254

Depreciation and amortization	10,978	8,445	42,493	32,175

Non-cash stock-based compensation	2,588	2,530	10,808	10,546

Closure and impairment charges	847	1,988	1,487	2,107

Debt refinancing costs	—	—	—	2,523

Loss on extinguishment of debt	—	—	8,276	—

(Gain) loss on disposition of assets	(1,519)	910	(332)	(625)

Business acquisition costs	—	1,114	—	1,114

Other taxes	65	57	562	605

Adjusted EBITDA	$67,481	$65,027	$273,546	$230,590

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

The following table sets forth, for the three and twelve months ended December 31, 2019 and 2018, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year and, as such, the percentage change in sales at Effective Restaurants is based on non-GAAP sales data. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that partially may be based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Applebee’s

Effective Restaurants(a)

Franchise	1,725	1,835	1,745	1,883

Company	69	11	69	3

Total	1,794	1,846	1,814	1,886

System-wide(b)

Domestic sales percentage change(c)	(3.8)%	0.3%	(3.0)%	2.3%

Domestic same-restaurant sales percentage change(d)	(2.5)%	3.5%	(0.7)%	5.0%

Franchise(b)

Domestic sales percentage change(c) (e)	(6.2)%	(0.4)%	(5.9)%	2.1%

Domestic same-restaurant sales percentage change(d)	(2.5)%	3.4%	(0.7)%	4.9%

Average weekly domestic unit sales (in thousands)	$46.1	$46.5	$47.3	$46.7

IHOP

Effective Restaurants(a)

Franchise	1,670	1,649	1,663	1,633

Area license	159	159	157	162

Total	1,829	1,808	1,820	1,795

System-wide(b)

Sales percentage change(c)	2.1%	4.5%	2.2%	3.9%

Domestic same-restaurant sales percentage change(d) (f)	1.1%	3.0%	1.1%	1.5%

Franchise(b)

Sales percentage change(c)	2.0%	5.2%	2.2%	4.4%

Domestic same-restaurant sales percentage change(d)	1.1%	3.0%	1.0%	1.5%

Average weekly unit sales (in thousands)	$37.3	$37.0	$36.7	$36.6

Area License (b)

Sales percentage change(c)	3.7%	(3.1)%	2.7%	0.5%

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(a)

“Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by franchisees and area licensees as well as those owned by the Company.

(b)

“System-wide” sales are retail sales at domestic Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. An increase or decrease in franchisees’ reported sales will result in a corresponding increase or decrease in our royalty revenue. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three and twelve months ended December 31, 2019 and 2018 and sales by company-operated restaurants were as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

	(In millions)
Reported sales

Applebee’s domestic franchise restaurant sales	$957.1	$1,020.6	$3,954.3	$4,204.1

Applebee’s company-operated restaurants	31.2	7.1	131.2	7.1

IHOP franchise restaurant sales	809.9	793.9	3,174.2	3,106.7

IHOP area license restaurant sales	72.3	69.8	289.5	282.0

Total	$1,870.5	$1,891.4	$7,549.2	$7,599.9

(c)

“Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)

“Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period.

(e)	The franchise sales percentage change for 2019 was impacted by the acquisition of 69 franchise restaurants in December 2018 now reported as company-operated.

(f)	IHOP same-restaurant sales data includes area license restaurants beginning in 2019.

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

The following table summarizes our restaurant development activity:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Applebee’s Restaurant Development Activity

Summary - beginning of period:

Franchise	1,735	1,856	1,768	1,936

Company restaurants	69	—	69	—

Total Applebee’s restaurants, beginning of period	1,804	1,856	1,837	1,936

Franchise restaurants opened:

Domestic	1	—	1	2

International	1	2	2	5

Total franchise restaurants opened	2	2	3	7

Franchise restaurants closed:

Domestic	(3)	(14)	(29)	(91)

International	(16)	(7)	(24)	(15)

Total franchise restaurants closed	(19)	(21)	(53)	(106)

Net franchise restaurant reduction	(17)	(19)	(50)	(99)
Franchise restaurants acquired by the Company	—	(69)	—	(69)

Net franchise restaurant decrease	(17)	(88)	(50)	(168)

Summary - end of period:

Franchise	1,718	1,768	1,718	1,768

Company	69	69	69	69

Total Applebee’s restaurants, end of period	1,787	1,837	1,787	1,837

Domestic	1,665	1,693	1,665	1,693

International	122	144	122	144

IHOP Restaurant Development Activity

Summary - beginning of period:

Franchise	1,675	1,652	1,669	1,622

Area license	161	162	162	164

Total IHOP restaurants, beginning of period	1,836	1,814	1,831	1,786

Franchise/area license restaurants opened:

Domestic franchise	10	19	33	51

Domestic area license	—	—	5	3

International franchise	4	3	13	17

Total franchise/area license restaurants opened	14	22	51	71

Franchise/area license restaurants closed:

Domestic franchise	(8)	(5)	(27)	(15)

Domestic area license	—	—	(6)	(5)

International franchise	(1)	—	(8)	(6)

Total franchise/area license restaurants closed	(9)	(5)	(41)	(26)

Net franchise/area license restaurant development	5	17	10	45

Refranchised from Company restaurants	—	—	—	1

Franchise restaurants reacquired by the Company	—	—	—	(1)

Net franchise/area license restaurant additions	5	17	10	45

Summary - end of period

Franchise	1,680	1,669	1,680	1,669

Area license	161	162	161	162

Total IHOP restaurants, end of period	1,841	1,831	1,841	1,831

Domestic	1,710	1,705	1,710	1,705

International	131	126	131	126